As filed with the Securities and Exchange Commission on May 7, 1999
                                                Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               IOMEGA CORPORATION
               (Exact name of issuer as specified in its charter)

              Delaware                                   86-0385884
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                    Identification) Number)

                      1821 West Iomega Way, Roy, Utah 84067
               (Address of Principal Executive Offices) (Zip Code)

                        EXECUTIVE STOCK OPTION AGREEMENT
                            (Full title of the Plan)

                             Jonathan Wolfman, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                     (Name and address of agent for service)

                                 (617) 526-6000
          (Telephone number, including area code, of agent for service)

                                         CALCULATION OF REGISTRATION FEE
------------------------- ---------------- --------------------------- -------------------------- ------------------

 Title of securities to      Amount to     Proposed maximum offering       Proposed maximum           Amount of
     be registered         be Registered        price per share        aggregate offering price   registration fee

      Common Stock        100,000 shares           $4.09375 *                  $409,375               $113.81 *
    $.03 1/3 par value
------------------------- ---------------- --------------------------- -------------------------- ------------------



     * Determined in accordance with Rule 457(h) of the Securities Act of 1933, based on the exercise price of the shares issuable hereunder.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to the sole participant under the Registrant's Executive Stock Option Agreement with Jodie K. Glore (the "Option") pursuant to Rule 428(b)(l) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Certain Documents by Reference

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

         (l) The Registrant's latest annual report filed pursuant to Sections l3(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (2) All other reports filed pursuant to Sections l3(a) or l5(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

         (3) The description of the common stock of the Registrant, $.03 1/3 par value per share, contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities

         Not applicable.

     Item 5.  Interests of Named Experts and Counsel

         The legality of the Common Stock being offered hereby will be passed upon for the Registrant by Hale and Dorr LLP, Boston, Massachusetts. As of the date hereof, partners of Hale and Dorr LLP own approximately 470,000 shares of Common Stock of the Registrant.

     Item 6.  Indemnification

         Under Article Sixth of the Registrant's Restated Certificate of Incorporation, as amended, and Article Fifth of the Registrant's By-Laws, each person who is a director or officer of the Registrant shall be indemnified by the Registrant to the full extent permitted by Section 145 of the General Corporation Law of Delaware ("Section 145").

         Section l45 provides a detailed statutory framework covering indemnification of directors and officers of liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. This section provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a court determines that, despite such adjudication and in view of all of the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and
(iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel or the stockholders. The board of directors may authorize advancing litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them.

         The Registrant has entered into indemnification agreements with each of its directors which supplement or clarify the statutory indemnity provisions of Section l45 in the following respects: (i) the presumption that the director or officer met the applicable standard of conduct is established, (ii) the advancement of litigation expenses is provided upon request if the director or officer agrees to repay them if it is ultimately determined that he is not entitled to indemnification for them, (iii) indemnity is explicitly provided for settlements of derivative actions, (iv) the director or officer is permitted to petition a court to determine whether his actions met the standard required, and
(v) partial indemnification is permitted in the event that the director or officer is not entitled to full indemnification.

         As permitted by Section l45, the Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers and for which they are not indemnified by the Registrant.

     Item 7.  Exemption from Registration Claimed

         Not applicable.

     Item 8.  Exhibits

         The  Exhibit   Index   immediately   preceding  the  exhibits  to  this
Registration Statement is incorporated herein by reference.

     Item 9.  Undertakings

         1.       The undersigned Registrant hereby undertakes

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roy, State of Utah, on the 7th day of May, 1999.

                                               IOMEGA CORPORATION

                                                By: /s/Jodie K. Glore
                                                   ----------------------
                                                   President and
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Iomega Corporation, hereby severally constitute Laurie B. Keating, Patrick J. Rondeau and Jonathan Wolfman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Iomega Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


    Signature               Title                               Date
    ---------               -----                               ----

    /s/Jodie K. Glore                                           May 7, 1999
    ----------------------
    Jodie K. Glore          President, Chief Executive Officer and
                            Director (Principal Executive Officer)

    /s/Dan E. Strong                                            May 7, 1999
    ----------------------
    Dan E. Strong           Vice President, Corporate Controller and
                            Acting Chief Financial Officer (Principal
                            Financial and Accounting Officer)

    /s/David J. Dunn                                            May 7, 1999
    ----------------------
    David J. Dunn           Chairman of the Board of Directors


    /s/John W. Barter                                           May 7, 1999
    ----------------------
    John W. Barter          Director


    /s/Robert P. Berkowitz                                      May 7, 1999
    ----------------------
    Robert P. Berkowitz     Director


    /s/John R. Myers                                            May 7, 1999
    ----------------------
    John R. Myers           Director


                                                                May 7, 1999
    ----------------------
    M. Bernard Puckett      Director


    /s/John M. Seidl                                            May 7, 1999
    ----------------------
    John M. Seidl           Director


    /s/James E. Sierk                                            May 7, 1999
    ----------------------
    James E. Sierk          Director

                                  Exhibit Index



Exhibit
Number           Description
-------          ------------


    4.1 (1) Restated Certificate of Incorporation of the Registrant, as amended.

    4.2 (2)      Amended and Restated By-Laws of the Registrant, as amended.

    4.3 (3)      Rights  Agreement,  dated  as  of July 28, 1989,  between   the
                 Registrant and BankBoston, as Rights Agent.

    4.4 (4)      Amendment No. 1, dated  September 24, 1990, to Rights Agreement
                 dated   as  of  July  28,  1989  between  the  Registrant   and
                 BankBoston, as Rights Agent.

    5            Opinion of Hale and Dorr LLP.

   23.1          Consent of Hale and Dorr LLP (included in Exhibit 5).

   23.2          Consent of Arthur Andersen LLP.

   24 Power of Attorney (included on the signature page of this Registration Statement).




                    (1) Incorporated herein by reference from the Exhibits to the Registrant's Registration Statement on Form S-8 filed with the Commission on May 1, 1997 (File No.
                         333-26375).


                    (2)  Incorporated  herein by reference  from the Exhibits to the Registrant's  Quarterly Report on Form 10-Q for the
                         period  ended  July 4, 1993  (File No.  000-11963),  as
                         amended  by  Exhibit B to the  Registrant's  Definitive
                         Proxy   Statement   on  Schedule  14A  filed  with  the
                         Commission on March 11, 1997 (File No. 001-12333).


                    (3) Incorporated herein by reference from the Exhibits to the Registrant's Current Report on Form 8-K filed with the Commission on August 12, 1989 (File No. 000-11963).


                    (4) Incorporated herein by reference from the Exhibits to the Registrant's Amendment No. l to Current Report on
                         Form 8-K filed with the  Commission  on  September  25,
                         1990 (File No. 000-11063).



                                                                      Exhibit 5
                                HALE AND DORR LLP
                               COUNSELLORS AT LAW
                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000  FAX 617-526-5000


                                   May 7, 1999


Iomega Corporation
1821 West 4000 South
Roy, Utah 84067

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 100,000 shares of Common Stock, $.03 1/3 par value per share (the "Shares"), of Iomega Corporation, a Delaware corporation (the "Company"), issuable under the non-statutory stock option granted to Jodie K. Glore (the "Option").

         We have examined the Restated Certificate of Incorporation and By-Laws of the Company, and all amendments thereto, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Iomega Corporation
May 7, 1999
Page 2


         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and the Shares, when issued and paid for in accordance with the terms of the Option, will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Items 601(b)(5) and 601(b)(23) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/Hale and Dorr LLP
                                ----------------------
                                HALE AND DORR LLP

                                                                   Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated January 19, 1999 included or incorporated by reference in Iomega Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
------------------------
ARTHUR ANDERSEN LLP

Salt Lake City, Utah
May 7, 1999